Exhibit 8.1

SUBSIDIARIES OF GLOBAL SOURCES LTD.
(as at April 30, 2009)

Name	Jurisdiction of Organization

2B HK Limited	Hong Kong

A.S. Mediaconsult Ltd.	Republic of Cyprus

ASM Business Services Limited	Cayman Islands

China Magic Sourcing Limited	Hong Kong

China Media Advertising Inc.	Liberia

China Sourcing Fairs FZ-LLC	United Arab Emirates - Dubai

China Sourcing Fairs Limited	British Virgin Islands

Earldom Ltd.	British Virgin Islands

E-Commerce International Ltd.	Bermuda

eMedia Asia Limited	Barbados

Equitable Accounting Services Ltd.	Hong Kong

Event Marketing Services Ltd.	Hong Kong

Export Media Ltd.	British Virgin Islands

Fertile Valley Pte Ltd.	Singapore

Floro Company Ltd.	Hong Kong

Fortune Valley Ltd.	Mauritius

Global Alliance Investment Holdings Limited	British Virgin Islands

Global City Properties Limited	British Virgin Islands

Global Exhibitions (Singapore) Pte Ltd.	Singapore

Global Silver Ocean (Shanghai) Limited	British Virgin Islands

Global Sources Advertising (Shenzhen) Co., Ltd.	People’s Republic of China

Global Sources Auctions Limited	Cayman Islands

Global Sources Direct (HK) Limited	Hong Kong

Global Sources Direct Limited	British Virgin Islands

Global Sources Direct (Shenzhen) Limited	People’s Republic of China

Global Sources Exhibitions Co. Ltd.	Taiwan

Global Sources Exhibitions (Shanghai) Co. Ltd	People’s Republic of China

Global Sources Investment Holdings Limited	British Virgin Islands

Global Sources Limited	Hong Kong

Global Sources Properties (Shenzhen) Co. Ltd.	People’s Republic of China

Global Sources Properties Consultant (Shanghai) Co. Ltd.	People’s Republic of China

Global Sources Properties Ltd.	Hong Kong

Global Sources Research Foundation Ltd.	British Virgin Islands

135

Name	Jurisdiction of Organization

Global Sources Technologies Ltd.	Bermuda

Global Sources USA, Inc.	USA – Delaware

Hillcrest Services Ltd.	British Virgin Islands

Japan Publishing Ltd.	Japan

Lazenby Services Ltd.	British Virgin Islands

Magic Exhibitions Hong Kong Limited	Hong Kong

Magic Sourcing Hong Kong Limited	Hong Kong

Media Data Systems Pte Ltd.	Singapore

Media Advertising Limited	Cayman Islands

Pine Grove B.V.	Netherlands

Publishers Representatives Ltd.	Hong Kong

Steady Access Resources Ltd.	British Virgin Islands

Targeted Marketing Promotions Corp.	Liberia

Trade Magazine Productions Ltd.	Hong Kong

Trade Management Software Limited	Cayman Islands

Trade Media Holdings Limited	Cayman Islands

Trade Media Limited	Cayman Islands

Trade Media Marketing Service Limited	Hong Kong

Trade Point Hong Kong Ltd.	Hong Kong

World Executive’s Digest Limited	Cayman Islands

136